Exhibit 99.1

PCB Bancorp Reports Earnings of $6.6 million for Q2 2019
Los Angeles, California - July 25, 2019 - PCB Bancorp (the “Company”) (NASDAQ: PCB), the holding company of Pacific City Bank (the “Bank”), today reported net income of $6.6 million, or $0.40 per diluted common share for the second quarter of 2019, compared with $6.6 million, or $0.40 per diluted common share, for the previous quarter and $4.8 million, or $0.35 per diluted common share, for the year-ago quarter.
On July 1, 2019, the Company changed its corporate name to “PCB Bancorp” from “Pacific City Financial Corporation” to reflect the Company's goal to align the corporate name with the trading symbol of its common stock and simplify corporate communications while maintaining the Company's core branding.
Q2 2019 Financial Highlights

•	Net income totaled $6.6 million or $0.40 per diluted common share;

•
Total assets were $1.73 billion at June 30, 2019, an increase of $8.7 million, or 0.5%, from $1.72 billion at March 31, 2019, an increase of $29.5 million, or 1.7%, from $1.70 billion at December 31, 2018, and an increase of $107.3 million, or 6.6%, from $1.62 billion at June 30, 2018;

•
Loans held-for-investment, net of deferred costs (fees), were $1.40 billion at June 30, 2019, an increase of $52.4 million, or 3.9%, from $1.34 billion at March 31, 2019, an increase of $56.9 million, or 4.2%, from $1.34 billion at December 31, 2018, and an increase of $140.7 million, or 11.2%, from $1.25 billion at June 30, 2018;

•
Total deposits were $1.45 billion at June 30, 2019, a decrease of $1.2 million, or 0.1%, from $1.45 billion at March 31, 2019, but an increase of $2.8 million, or 0.2%, from $1.44 billion at December 31, 2018 and an increase of $19.3 million, or 1.4%, from $1.43 billion at June 30, 2018;

◦	State and Brokered deposits were $117.5 million at June 30, 2019 compared to $157.5 million, $142.5 million and $152.5 million, respectively, at March 31, 2019, December 31, 2018 and June 30, 2018.

•	The Company repurchased 57,551 shares of its common stock totaling $974 thousand under the publicly announced $6.5 million share repurchase program; and

•	The Company declared an increased cash dividend of $0.06 per common share.
“We are pleased to report another strong quarterly financial performance highlighted by earnings of $6.6 million, or $0.40 per diluted common share,” stated Henry Kim, President and Chief Executive Officer. “In spite of the uncertain interest rate environment coupled with intense competition on deposits and credits, during the second quarter our held-for-investment loan balance increased $52.4 million, or 3.9%, and our retail deposit balance, excluding wholesale deposits, increased $38.8 million, or 3.0%. We maintained our net interest margin at 4.17% during the quarter and we are successfully carrying our initiative on reducing our asset sensitive balance sheet by increasing the percentage of fixed rate loans to 37.8% at June 30, 2019 compared with 34.6% at March 31, 2019.”

Financial Highlights (Unaudited)

	Three Months Ended					Six Months Ended
($ in thousands, except per share data)	6/30/2019	3/31/2019	% Change	6/30/2018	% Change	6/30/2019	6/30/2018	% Change
Net income	$6,601	$6,564	0.6%	$4,762	38.6%	$13,165	$11,026	19.4%
Diluted earnings per common share	$0.40	$0.40	—%	$0.35	14.3%	$0.81	$0.81	—%

Net interest income	$17,692	$17,153	3.1%	$15,882	11.4%	$34,845	$31,176	11.8%
Provision (reversal) for loan losses	394	(85)	(563.5)%	425	(7.3)%	309	520	(40.6)%
Noninterest income	3,054	2,409	26.8%	2,273	34.4%	5,463	5,635	(3.1)%
Noninterest expense	10,984	10,289	6.8%	10,940	0.4%	21,273	20,571	3.4%

Return on average assets (1)	1.52%	1.57%		1.20%		1.55%	1.45%
Return on average shareholders’ equity (1), (2)	12.01%	12.43%		12.74%		12.22%	15.07%
Net interest margin (1)	4.17%	4.22%		4.08%		4.19%	4.20%
Efficiency ratio (3)	52.95%	52.60%		60.26%		52.78%	55.88%

($ in thousands, except per share data)	6/30/2019	3/31/2019	% Change	12/31/2018	% Change	6/30/2018	% Change
Total assets	$1,726,486	$1,717,774	0.5%	$1,697,028	1.7%	$1,619,169	6.6%
Net loans held-for-investment	1,382,229	1,330,035	3.9%	1,325,515	4.3%	1,242,235	11.3%
Total deposits	1,446,526	1,447,758	(0.1)%	1,443,753	0.2%	1,427,245	1.4%
Book value per common share (2), (4)	$13.98	$13.57	3.0%	$13.16	6.2%	$11.27	24.0%
Tier 1 leverage ratio (consolidated)	12.74%	12.83%		12.60%		9.58%
Total shareholders’ equity to total assets (2)	12.94%	12.64%		12.39%		9.35%

(1)	Ratios are presented on an annualized basis.

(2)	The Company did not have any intangible equity components for the presented periods.

(3)	The ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.

(4)	The ratios are calculated by dividing total shareholders’ equity by the number of outstanding common shares.
Result of Operations (Unaudited)
Net Interest Income and Net Interest Margin
The following table presents the components of net interest income for the periods indicated:

	Three Months Ended					Six Months Ended
($ in thousands)	6/30/2019	3/31/2019	% Change	6/30/2018	% Change	6/30/2019	6/30/2018	% Change
Interest income:
Interest and fees on loans	$21,969	$20,934	4.9%	$18,610	18.0%	$42,903	$36,050	19.0%
Interest on investment securities	1,062	1,093	(2.8)%	869	22.2%	2,155	1,717	25.5%
Interest and dividend on other interest-earning assets	999	925	8.0%	865	15.5%	1,924	1,205	59.7%
Total interest income	24,030	22,952	4.7%	20,344	18.1%	46,982	38,972	20.6%
Interest expense:
Interest on deposits	6,200	5,665	9.4%	4,292	44.5%	11,865	7,458	59.1%
Interest on borrowings	138	134	3.0%	170	(18.8)%	272	338	(19.5)%
Total interest expense	6,338	5,799	9.3%	4,462	42.0%	12,137	7,796	55.7%
Net interest income	$17,692	$17,153	3.1%	$15,882	11.4%	$34,845	$31,176	11.8%

Overall, the increases in net interest income were primarily due to increases in average balance and average yield on loans, partially offset by increases in average balance and average cost of interest-bearing deposits.

The increases in interest and fees on loans were primarily due to increases in both average balance and average yield of loans. The increase in average yield on loans for the current quarter compared with the previous quarter was primarily due to an increase in discount accretion on retained portion of sold SBA loans due to a higher prepayment trend. The increases in average yield on loans for the three and six months ended June 30, 2019 compared with the same periods of 2018 were primarily due to new loan production with higher interest rates than the existing portfolio and Company’s high proportion of variable rate loans that had repriced along with the rising interest rate environment in 2018 and current higher market rate. The following table presents a composition of total loans by interest rate type accompanied with the weighted-average contractual rates as of the dates indicated:

	6/30/2019		3/31/2019		12/31/2018		6/30/2018
	% to Total Loans	Weighted-Average Contractual Rate	% to Total Loans	Weighted-Average Contractual Rate	% to Total Loans	Weighted-Average Contractual Rate	% to Total Loans	Weighted-Average Contractual Rate
Fixed rate loans	37.8%	5.24%	34.6%	5.17%	34.4%	5.13%	27.0%	5.08%
Variable rate loans	62.2%	6.29%	65.4%	6.29%	65.6%	6.30%	73.0%	5.84%

The Company strategically increased the proportion of fixed rate loans during the current quarter as the interest rate environment had become stabilized and in order to better-position its balance sheet to match potential rate changes in the future.
The decrease in interest on investment securities for the current quarter compared with the previous quarter was primarily due to an increase in premium amortization on mortgage-backed securities from a higher prepayment trend in the current quarter. The increases in the three and six months ended June 30, 2019 compared with the same periods of 2018 were primarily due to increases in both average balance and average yield of investment securities. The increase in average yield on investment securities was primarily due to additional purchases of investment securities along with the rising interest rate environment in 2018 and current higher market rate. The Company purchased investment securities of $4.3 million and $36.4 million, respectively, during the current quarter and last 12-month period.
The increase in interest and dividend on other interest-earning assets for the current quarter compared with the previous quarter was primarily due to an increase in average balance, partially offset by a decrease in average yield on interest-bearing deposits in other financial institutions, as the Federal Reserve lowered its interest rate on excess reserve balance from 2.40% to 2.35% in May. The increase in the current quarter compared with the year-ago quarter was primarily due to an increase in average yield on interest-bearing deposits in other financial institutions in the current higher market rates, partially offset by a decrease in average balance. The increase for the six months ended June 30, 2019 compared with the same period of 2018 was primarily due to increases in both average balance and average yield.
The increases in total interest expense were primarily due to increases in average balance and average cost of interest-bearing deposits. The increase in average cost on interest-bearing deposits was primarily due to the rising interest rate environment in 2018 and current higher market rates, and high competition in the Company’s deposit target markets.
Provision (Reversal) for Loan Losses
Provision (reversal) for loan losses was $394 thousand for the current quarter compared with $(85) thousand for the previous quarter and $425 thousand for the year-ago quarter. For the six months ended June 30, 2019 and 2018, the Company recognized provision for loan losses of $309 thousand and $520 thousand, respectively. The Company recorded net charge-offs of $203 thousand for the current quarter compared with net recoveries of $55 thousand for the previous quarter and net charge-offs of $175 thousand for the year-ago quarter. For the six months ended June 30, 2019 and 2018, the Company recorded net charge-offs of $148 thousand and $123 thousand, respectively.
Allowance for loan losses to total loans held-for-investment ratio was 0.96% at June 30, 2019, 0.98% at March 31, 2019, 0.98% at December 31, 2018, and 1.01% at June 30, 2018. The decrease in allowance for loan losses to total loans held-for-investment ratio was primarily due to a decrease in historical loss rates and changes in qualitative adjustment factors.

Noninterest Income
The following table presents the components of noninterest income for the periods indicated:

	Three Months Ended					Six Months Ended
($ in thousands)	6/30/2019	3/31/2019	% Change	6/30/2018	% Change	6/30/2019	6/30/2018	% Change
Gain on sale of SBA loans	$1,884	$1,104	70.7%	$863	118.3%	$2,988	$2,912	2.6%
Gain on sale of residential property loans	7	16	(56.3)%	170	(95.9)%	23	192	(88.0)%
Gain on sale of other loans	—	—	—%	—	—%	—	45	(100.0)%
Total gain on sale of loans	1,891	1,120	68.8%	1,033	83.1%	3,011	3,149	(4.4)%
Service charges and fees on deposits	368	364	1.1%	376	(2.1)%	732	725	1.0%
Loan servicing income	492	631	(22.0)%	585	(15.9)%	1,123	1,211	(7.3)%
Other income	303	294	3.1%	279	8.6%	597	550	8.5%
Total noninterest income	$3,054	$2,409	26.8%	$2,273	34.4%	$5,463	$5,635	(3.1)%

The increases in gain on sale of SBA loans for the three and six months ended June 30, 2019 compared with the same periods of 2018 were primarily due to an increase in sales volume, partially offset by a decrease in premium rates in the secondary market. The increase for the current quarter compared with the previous quarter was primarily due to increases in both sales volume and premium rates. The Company sold the guaranteed portion of SBA loans of $29.2 million, $21.2 million and $12.6 million, respectively, for the three months ended June 30, 2019, March 31, 2019 and June 30, 2018, and $50.4 million and $42.5 million, respectively, for the six months ended June 30, 2019 and 2018. The Company also sold residential property loans of $375 thousand, $2.4 million and $7.5 million, respectively, for the three months ended June 30, 2019, March 31, 2019 and June 30, 2018, and $2.8 million and $8.7 million, respectively, for the six months ended June 30, 2019 and 2018, as well as other real estate loans of $1.1 million for the six months ended June 30, 2018.
The decreases in loan servicing income for the three and six months ended June 30, 2019 compared with the same periods of 2018 were primarily due to a lower balance of underlying loans being serviced. Underlying loans being serviced totaled $502.1 million and $540.0 million, respectively, at June 30, 2019 and 2018. The decrease for the current quarter compared with the previous quarter was primarily due to an increase in servicing asset amortization from a higher prepayment trend.
Noninterest Expense
The following table presents the components of noninterest expense for the periods indicated:

	Three Months Ended					Six Months Ended
($ in thousands)	6/30/2019	3/31/2019	% Change	6/30/2018	% Change	6/30/2019	6/30/2018	% Change
Salaries and employee benefits	$6,600	$6,622	(0.3)%	$6,153	7.3%	$13,222	$12,399	6.6%
Occupancy and equipment	1,407	1,313	7.2%	1,246	12.9%	2,720	2,390	13.8%
Professional fees	686	758	(9.5)%	988	(30.6)%	1,444	1,511	(4.4)%
Marketing and business promotion	529	228	132.0%	541	(2.2)%	757	929	(18.5)%
Data processing	338	318	6.3%	295	14.6%	656	597	9.9%
Director fees and expenses	185	189	(2.1)%	211	(12.3)%	374	441	(15.2)%
Regulatory assessments	309	116	166.4%	145	113.1%	425	277	53.4%
Other expenses	930	745	24.8%	1,361	(31.7)%	1,675	2,027	(17.4)%
Total noninterest expense	$10,984	$10,289	6.8%	$10,940	0.4%	$21,273	$20,571	3.4%

Overall, the increases in salaries and employee benefits were primarily due to an increase in number of employees for supporting the expansion of the Company's infrastructure for being a public company and an enhancement of the controls and processes on Bank Secrecy Act and Anti-Money Laundering (“BSA/AML”) compliance. Comparing the current quarter with the previous quarter, the decrease was primarily due to a decrease in vacation accrual and an increase of deferred loan origination cost, which reduces salaries and benefits at origination, for a higher loan production during the current quarter, partially offset by the increase in number of employees. Comparing the three and six months ended June 30, 2019 with same periods of 2018, the increases were partially offset by decreases in bonus and vacation accruals, as well as a retirement bonus paid to the former chief executive officer of $192 thousand in the three months ended March 31, 2018.
The increases in occupancy and equipment was primarily due to increases in depreciation, occupancy lease and equipment maintenance expense. The Company opened a loan production office in Artesia, California in December 2018.

The decrease in professional fees for the current quarter compared with the previous quarter was primarily due to increased professional fees for enhancement of the Bank's controls and processes on BSA/AML compliance programs during the previous quarter, partially offset by an increase in legal fees for the Annual Meeting of Shareholders and the corporate name change. The decreases for the three and six months ended June 30, 2019 compared with the same periods of 2018 were primarily due to expenses related to the initial public offering (“IPO”) in 2018, partially offset by increases in audit fees for being a public company and expenses related to BSA/AML enhancements.
The increase in market and business promotion for the current quarter compared with the previous quarter was primarily due to an increase in advertising expense.
The increases in regulatory assessments for the three and six months ended June 30, 2019 were due to an increase in assessment rate and an adjustment made for the assessment rate increase for the previous quarter. The increase in assessment rate was primarily due to the recent consent order relating to the Bank’s compliance with BSA/AML.
The increase in other expenses for the current quarter compared with the previous quarter was primarily due to increases in other loan related legal and office expenses. The decrease for the three and six months ended June 30, 2019 compared with the same periods of 2018 was primarily due to a reimbursement paid to the SBA of $577 thousand during the year-ago quarter, partially offset by increases in other loan related legal and office expenses.
Balance Sheet (Unaudited)
Loans
The following table presents a composition of total loans (includes both loans held-for-sale and loans held-for-investment, net of deferred costs (fees)) as of the dates indicated:

($ in thousands)	6/30/2019	3/31/2019	% Change	12/31/2018	% Change	6/30/2018	% Change
Real estate loans:
Commercial property	$748,526	$715,488	4.6%	$709,409	5.5%	$673,871	11.1%
Residential property	240,630	237,115	1.5%	233,816	2.9%	197,229	22.0%
SBA property	128,208	124,751	2.8%	120,939	6.0%	134,531	(4.7)%
Construction	22,455	19,983	12.4%	27,323	(17.8)%	28,578	(21.4)%
Commercial and industrial loans:
Commercial term	105,651	103,866	1.7%	102,133	3.4%	80,730	30.9%
Commercial lines of credit	85,197	77,022	10.6%	80,473	5.9%	72,805	17.0%
SBA commercial term	24,762	26,347	(6.0)%	27,147	(8.8)%	28,464	(13.0)%
Trade finance	16,334	14,046	16.3%	11,521	41.8%	7,741	111.0%
Other consumer loans	23,794	24,554	(3.1)%	25,921	(8.2)%	30,907	(23.0)%
Loans held-for-investment	1,395,557	1,343,172	3.9%	1,338,682	4.2%	1,254,856	11.2%
Loans held-for-sale	440	3,915	(88.8)%	5,781	(92.4)%	20,331	(97.8)%
Total loans	$1,395,997	$1,347,087	3.6%	$1,344,463	3.8%	$1,275,187	9.5%

The increase in loans held-for-investment for the current quarter was primarily due to new funding of $109.2 million and advances on lines of credit of $30.5 million, partially offset by pay-downs and pay-offs of $87.1 million. The increase for the six months ended June 30, 2019 was primarily due to new funds of $182.4 million and advances on lines of credit of $53.9 million, partially offset by pay-downs and pay-offs of $178.9 million.
The decrease in loans held-for-sale for the current quarter was primarily due to sales of $29.5 million, partially offset by new funding of $26.1 million. The decrease in loans held-for-sale for the six months ended June 30, 2019 was primarily due to sales of $53.1 million, partially offset by new funding of $47.5 million and a loan transferred from loans held-for-investment of $303 thousand.

Credit Quality
The following table presents compositions of non-performing loans and non-performing assets as of the dates indicated:

($ in thousands)	6/30/2019	3/31/2019	% Change	12/31/2018	% Change	6/30/2018	% Change
Nonaccrual loans:
Real estate loans:
Commercial property	$—	$—	—%	$—	—%	$240	(100.0)%
Residential property	—	—	—%	302	(100.0)%	—	—%
SBA property	1,372	1,011	35.7%	540	154.1%	1,203	14.0%
Commercial and industrial loans:
Commercial lines of credit	—	—	—%	—	—%	39	(100.0)%
SBA commercial term	16	186	(91.4)%	203	(92.1)%	519	(96.9)%
Consumer loans	41	74	(44.6)%	16	156.3%	25	64.0%
Total nonaccrual loans held-for-investment	1,429	1,271	12.4%	1,061	34.7%	2,026	(29.5)%
Loans past due 90 days or more and still accruing	—	—	—%	—	—%	—	—%
Non-performing loans (“NPLs”)	1,429	1,271	12.4%	1,061	34.7%	2,026	(29.5)%
Other real estate owned (“OREO”)	395	395	—%	—	—%	—	—%
Non-performing assets (“NPAs”)	$1,824	$1,666	9.5%	$1,061	71.9%	$2,026	(10.0)%
Loans past due and still accruing:
Loans past due 30 to 59 days and still accruing	$804	$950	(15.4)%	$368	118.5%	$145	454.5%
Loans past due 60 to 89 days and still accruing	5	12	(58.3)%	9	(44.4)%	185	(97.3)%
Loans past due 90 days or more and still accruing	—	—	—%	—	—%	—	—%
Total loans past due and still accruing	$809	$962	(15.9)%	377	114.6%	$330	145.2%
Troubled debt restructurings (“TDRs”):
Accruing TDRs	$391	$412	(5.1)%	$432	(9.5)%	$453	(13.7)%
Nonaccrual TDRs	131	127	3.1%	131	—%	548	(76.1)%
Total TDRs	$522	$539	(3.2)%	$563	(7.3)%	$1,001	(47.9)%
NPLs to loans held-for-investment	0.10%	0.09%		0.08%		0.16%
NPAs to total assets	0.11%	0.10%		0.06%		0.13%

Classified Assets
Classified loans were $7.5 million at June 30, 2019, an increase of $435 thousand, or 6.2%, from $7.0 million at March 31, 2019, an increase of $1.2 million, or 20.0%, from $6.2 million at December 31, 2018, and an increase of $3.2 million, or 72.7%, from $4.3 million at June 30, 2018. Classified assets, which consist of classified loans and OREO, and the classified assets to total assets ratios were $7.9 million and 0.46%, respectively, at June 30, 2019, $7.4 million and 0.43%, respectively, at March 31, 2019, and $4.3 million and 0.27%, respectively, at June 30, 2018.
Investment Securities
Total investment securities were $165.2 million at June 30, 2019, a decrease of $2.4 million, or 1.5%, from $167.7 million at March 31, 2019, a decrease of $3.5 million, or 2.1%, from $168.8 million at December 31, 2018, but an increase of $12.7 million, or 8.3%, from $152.5 million at June 30, 2018. The decrease for the current quarter was primarily due to principal pay-downs and calls of $8.1 million and net premium amortization of $218 thousand, partially offset by purchases of $4.3 million and an increase in fair value of securities available-for-sale of $1.6 million. The decrease for the six months ended June 30, 2019 was primarily due to principal pay-downs and calls of $14.3 million and net premium amortization of $407 thousand, partially offset by purchases of $8.4 million and an increase in fair value of securities available-for-sale of $2.8 million.

Deposits
The following table presents deposit mix as of the dates indicated:

	6/30/2019		3/31/2019		12/31/2018		6/30/2018
($ in thousands)	Amount	% to Total	Amount	% to Total	Amount	% to Total	Amount	% to Total
Noninterest-bearing demand deposits	$339,603	23.5%	$330,645	22.8%	$329,270	22.8%	$347,342	24.3%
Interest-bearing deposits:
NOW	12,638	0.9%	13,045	0.9%	24,683	1.7%	13,812	1.0%
Money market accounts	311,865	21.6%	272,085	18.8%	280,733	19.4%	259,098	18.2%
Savings	6,844	0.5%	9,510	0.7%	8,194	0.6%	9,886	0.7%
Time deposits of $250,000 or less	453,286	31.2%	455,270	31.4%	477,134	33.0%	492,053	34.4%
Time deposits of more than $250,000	204,780	14.2%	209,693	14.5%	181,239	12.6%	152,554	10.7%
State and brokered deposits	117,510	8.1%	157,510	10.9%	142,500	9.9%	152,500	10.7%
Total interest-bearing deposits	1,106,923	76.5%	1,117,113	77.2%	1,114,483	77.2%	1,079,903	75.7%
Total deposits	$1,446,526	100.0%	$1,447,758	100.0%	$1,443,753	100.0%	$1,427,245	100.0%

The decrease for the current quarter was primarily due to closed accounts of $99.2 million and net balance decreases of $1.3 million on existing accounts, partially offset by new accounts of $96.6 million. The increase for the six months ended June 30, 2019 was primarily due to new accounts of $229.7 million, partially offset by closed accounts of $194.6 million and net balance decreases of $15.8 million on existing accounts. In order to reduce the reliance on wholesale deposits, the Company reduced state and brokered deposits by $40.0 million, or 34.0%, during the current quarter.
Operating Lease Assets and Liabilities
On January 1, 2019, the Company adopted Accounting Standard Update (“ASU”) 2016-02, “Leases (Topic 842),” and all subsequent ASUs that are related to Topic 842. The Company adopted this ASU using the optional transition method with a cumulative effect adjustment to retained earnings without restating prior financial statements for comparable amounts. As a result, the Company recognized right-of-use assets and liabilities of $9.6 million and $10.6 million, respectively, with a cumulative effect adjustment of $53 thousand to retained earnings at the date of adoption.
Shareholders’ Equity
Shareholders’ equity was $223.4 million at June 30, 2019, an increase of $6.2 million, or 2.8%, from $217.2 million at March 31, 2019, an increase of $13.1 million, or 6.2%, from $210.3 million at December 31, 2018, and an increase of $72.0 million, or 47.5%, from $151.4 million at June 30, 2018. The increases for the three and six months ended June 30, 2019 were primarily due to retention of earnings and increases in other comprehensive income, share-based compensation expense and stock options exercised, partially offset by repurchase of common stock and cash dividends paid on common stock. The year-over-year increase was primarily due to the IPO completed in August 2018 and retention of earnings, partially offset by repurchase of common stock and cash dividends paid on common stock.
On March 28, 2019, the Company’s Board of Directors approved the repurchase of up to $6.5 million of the Company’s common stock through March 27, 2020. During the current quarter, the Company repurchased 57,551 shares of its common stock totaling $974 thousand.

Capital Ratios
Based on changes to the Federal Reserve’s definition of a “Small Bank Holding Company” that increased the threshold to $3 billion in assets in August 2018, the Company is not currently subject to separate minimum capital measurements. At such time as the Company reaches the $3 billion asset level, it will again be subject to capital measurements independent of the Bank. For comparison purposes, the Company’s ratios are included in following discussion. The following table presents capital ratios for the Company and the Bank as of dates indicated:

	6/30/2019	3/31/2019	12/31/2018	6/30/2018
PCB Bancorp
Common tier 1 capital (to risk-weighted assets)	16.20%	16.52%	16.28%	12.43%
Total capital (to risk-weighted assets)	17.18%	17.53%	17.31%	13.46%
Tier 1 capital (to risk-weighted assets)	16.20%	16.52%	16.28%	12.43%
Tier 1 capital (to average assets)	12.74%	12.83%	12.60%	9.58%
Pacific City Bank
Common tier 1 capital (to risk-weighted assets)	16.07%	16.41%	16.19%	12.37%
Total capital (to risk-weighted assets)	17.05%	17.42%	17.21%	13.40%
Tier 1 capital (to risk-weighted assets)	16.07%	16.41%	16.19%	12.37%
Tier 1 capital (to average assets)	12.64%	12.74%	12.53%	9.53%

About PCB Bancorp
PCB Bancorp, formerly known as Pacific City Financial Corporation, is the bank holding company for Pacific City Bank, a California state chartered bank, offering a full suite of commercial banking services to small to medium-sized businesses, individuals and professionals, primarily in Southern California, and predominantly in Korean-American and other minority communities.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as ‘‘may,’’ “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “aim,” “intend,” “plan,” or words or phases of similar meaning. We caution that the forward-looking statements are based largely on our expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control. These and other important factors are detailed in various securities law filings made periodically by the Company, copies of which are available from the Company without charge. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements. Any forward-looking statements presented herein are made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, except as required by law.
Contact:
Timothy Chang
Executive Vice President & Chief Financial Officer
213-210-2000

PCB Bancorp and Subsidiary
Consolidated Balance Sheets (Unaudited)
($ in thousands, except share and per share data)

	6/30/2019	3/31/2019	% Change	12/31/2018	% Change	6/30/2018	% Change
Assets
Cash and due from banks	$19,080	$22,106	(13.7)%	$24,121	(20.9)%	$33,800	(43.6)%
Interest-bearing deposits in financial institutions	114,205	151,481	(24.6)%	138,152	(17.3)%	134,846	(15.3)%
Total cash and cash equivalents	133,285	173,587	(23.2)%	162,273	(17.9)%	168,646	(21.0)%
Securities available-for-sale, at fair value	142,539	144,353	(1.3)%	146,991	(3.0)%	132,106	7.9%
Securities held-to-maturity	22,685	23,311	(2.7)%	21,760	4.3%	20,390	11.3%
Total investment securities	165,224	167,664	(1.5)%	168,751	(2.1)%	152,496	8.3%
Loans held-for-sale	440	3,915	(88.8)%	5,781	(92.4)%	20,331	(97.8)%
Loans held-for-investment, net of deferred loan costs (fees)	1,395,557	1,343,172	3.9%	1,338,682	4.2%	1,254,856	11.2%
Allowance for loan losses	(13,328)	(13,137)	1.5%	(13,167)	1.2%	(12,621)	5.6%
Net loans held-for-investment	1,382,229	1,330,035	3.9%	1,325,515	4.3%	1,242,235	11.3%
Premises and equipment, net	4,334	4,259	1.8%	4,588	(5.5)%	4,892	(11.4)%
Federal Home Loan Bank and other bank stock	8,345	7,433	12.3%	7,433	12.3%	7,433	12.3%
Other real estate owned, net	395	395	—%	—	—%	—	—%
Deferred tax assets, net	3,241	3,251	(0.3)%	3,377	(4.0)%	4,360	(25.7)%
Servicing assets	7,230	7,485	(3.4)%	7,666	(5.7)%	8,390	(13.8)%
Operating lease assets	10,105	9,132	10.7%	—	—%	—	—%
Accrued interest receivable and other assets	11,658	10,618	9.8%	11,644	0.1%	10,386	12.2%
Total assets	$1,726,486	$1,717,774	0.5%	$1,697,028	1.7%	$1,619,169	6.6%
Liabilities
Deposits:
Noninterest-bearing demand	$339,603	$330,645	2.7%	$329,270	3.1%	$347,342	(2.2)%
Savings, NOW and money market accounts	331,357	294,650	12.5%	313,610	5.7%	282,796	17.2%
Time deposits of $250,000 or less	480,786	492,770	(2.4)%	519,634	(7.5)%	544,553	(11.7)%
Time deposits of more than $250,000	294,780	329,693	(10.6)%	281,239	4.8%	252,554	16.7%
Total deposits	1,446,526	1,447,758	(0.1)%	1,443,753	0.2%	1,427,245	1.4%
Federal Home Loan Bank advances	35,000	30,000	16.7%	30,000	16.7%	30,000	16.7%
Operating lease liabilities	11,131	10,133	9.8%	—	—%	—	—%
Accrued interest payable and other liabilities	10,429	12,672	(17.7)%	12,979	(19.6)%	10,493	(0.6)%
Total liabilities	1,503,086	1,500,563	0.2%	1,486,732	1.1%	1,467,738	2.4%
Commitments and contingent liabilities
Shareholders’ equity
Common stock	170,769	171,407	(0.4)%	171,067	(0.2)%	125,579	36.0%
Additional paid-in capital	3,366	3,336	0.9%	3,299	2.0%	3,206	5.0%
Retained earnings	48,927	43,288	13.0%	37,577	30.2%	25,258	93.7%
Accumulated other comprehensive loss, net	338	(820)	(141.2)%	(1,647)	(120.5)%	(2,612)	(112.9)%
Total shareholders’ equity	223,400	217,211	2.8%	210,296	6.2%	151,431	47.5%
Total liabilities and shareholders’ equity	$1,726,486	$1,717,774	0.5%	$1,697,028	1.7%	$1,619,169	6.6%

Outstanding common shares	15,980,655	16,011,151		15,977,754		13,435,214
Book value per common share (1)	$13.98	$13.57		$13.16		$11.27
Total loan to total deposit ratio	96.51%	93.05%		93.12%		89.35%
Noninterest-bearing deposits to total deposits	23.48%	22.84%		22.81%		24.34%

(1)	The ratios are calculated by dividing total shareholders’ equity by the number of outstanding common shares. The Company did not have any intangible equity components for the presented periods.

PCB Bancorp and Subsidiary
Consolidated Statements of Income (Unaudited)
($ in thousands, except share and per share data)

	Three Months Ended					Six Months Ended
	6/30/2019	3/31/2019	% Change	6/30/2018	% Change	6/30/2019	6/30/2018	% Change
Interest income:
Interest and fees on loans	$21,969	$20,934	4.9%	$18,610	18.0%	$42,903	$36,050	19.0%
Interest on investment securities	1,062	1,093	(2.8)%	869	22.2%	2,155	1,717	25.5%
Interest and dividend on other interest-earning assets	999	925	8.0%	865	15.5%	1,924	1,205	59.7%
Total interest income	24,030	22,952	4.7%	20,344	18.1%	46,982	38,972	20.6%
Interest expense:
Interest on deposits	6,200	5,665	9.4%	4,292	44.5%	11,865	7,458	59.1%
Interest on other borrowings	138	134	3.0%	170	(18.8)%	272	338	(19.5)%
Total interest expense	6,338	5,799	9.3%	4,462	42.0%	12,137	7,796	55.7%
Net interest income	17,692	17,153	3.1%	15,882	11.4%	34,845	31,176	11.8%
Provision (reversal) for loan losses	394	(85)	(563.5)%	425	(7.3)%	309	520	(40.6)%
Net interest income after provision for loan losses	17,298	17,238	0.3%	15,457	11.9%	34,536	30,656	12.7%
Noninterest income:
Gain on sale of SBA loans	1,884	1,104	70.7%	863	118.3%	2,988	2,912	2.6%
Gain on sale of residential property loans	7	16	(56.3)%	170	(95.9)%	23	192	(88.0)%
Gain on sale of other loans	—	—	—%	—	—%	—	45	(100.0)%
Service charges and fees on deposits	368	364	1.1%	376	(2.1)%	732	725	1.0%
Servicing income	492	631	(22.0)%	585	(15.9)%	1,123	1,211	(7.3)%
Other income	303	294	3.1%	279	8.6%	597	550	8.5%
Total noninterest income	3,054	2,409	26.8%	2,273	34.4%	5,463	5,635	(3.1)%
Noninterest expense:
Salaries and employee benefits	6,600	6,622	(0.3)%	6,153	7.3%	13,222	12,399	6.6%
Occupancy and equipment	1,407	1,313	7.2%	1,246	12.9%	2,720	2,390	13.8%
Professional fees	686	758	(9.5)%	988	(30.6)%	1,444	1,511	(4.4)%
Marketing and business promotion	529	228	132.0%	541	(2.2)%	757	929	(18.5)%
Data processing	338	318	6.3%	295	14.6%	656	597	9.9%
Director fees and expenses	185	189	(2.1)%	211	(12.3)%	374	441	(15.2)%
Regulatory assessments	309	116	166.4%	145	113.1%	425	277	53.4%
Other expenses	930	745	24.8%	1,361	(31.7)%	1,675	2,027	(17.4)%
Total noninterest expense	10,984	10,289	6.8%	10,940	0.4%	21,273	20,571	3.4%
Income before income taxes	9,368	9,358	0.1%	6,790	38.0%	18,726	15,720	19.1%
Income tax expense	2,767	2,794	(1.0)%	2,028	36.4%	5,561	4,694	18.5%
Net income	$6,601	$6,564	0.6%	$4,762	38.6%	$13,165	$11,026	19.4%
Earnings per common share
Basic	$0.41	$0.41		$0.35		$0.82	$0.82
Diluted	$0.40	$0.40		$0.35		$0.81	$0.81
Average common shares outstanding
Basic	16,017,089	15,999,464		13,432,775		16,008,325	13,425,557
Diluted	16,330,039	16,271,269		13,628,677		16,303,274	13,607,834

Dividend paid per common share	$0.06	$0.05		$0.03		$0.11	$0.06
Return on average assets (1)	1.52%	1.57%		1.20%		1.55%	1.45%
Return on average shareholders’ equity (1), (2)	12.01%	12.43%		12.74%		12.22%	15.07%
Efficiency ratio (3)	52.95%	52.60%		60.26%		52.78%	55.88%

(1)	Ratios are presented on an annualized basis.

(2)	The Company did not have any intangible equity components for the presented periods.

(3)	The ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.

PCB Bancorp and Subsidiary
Average Balance, Average Yield, and Average Rate (Unaudited)
($ in thousands)

	Three Months Ended
	6/30/19			3/31/19			6/30/18
	Average Balance	Interest Income/ Expense	Avg. Yield/Rate	Average Balance	Interest Income/ Expense	Avg. Yield/Rate	Average Balance	Interest Income/ Expense	Avg. Yield/Rate
Assets
Interest-earning assets:
Total loans (1)	$1,378,910	$21,969	6.39%	$1,342,168	$20,934	6.33%	$1,236,075	$18,610	6.04%
Mortgage-backed securities	53,027	325	2.46%	54,908	358	2.64%	65,708	378	2.31%
Collateralized mortgage obligation	21,297	140	2.64%	22,142	147	2.69%	52,455	309	2.36%
SBA loan pool securities	87,787	559	2.55%	84,523	549	2.63%	23,212	141	2.44%
Municipal bonds (2)	5,880	38	2.59%	5,888	39	2.69%	6,552	41	2.51%
Other interest-earning assets	154,661	999	2.59%	140,464	925	2.67%	175,615	865	1.98%
Total interest-earning assets	1,701,562	24,030	5.66%	1,650,093	22,952	5.64%	1,559,617	20,344	5.23%
Noninterest-earning assets:
Cash and cash equivalents	18,342			18,678			18,530
Allowance for loan losses	(13,163)			(13,118)			(12,446)
Other assets	35,843			34,696			27,460
Total noninterest-earning assets	41,022			40,256			33,544
Total assets	$1,742,584			$1,690,349			$1,593,161
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Deposits:
NOW and money market accounts	$323,285	1,339	1.66%	$293,245	1,132	1.57%	$279,515	773	1.11%
Savings	9,146	14	0.61%	8,469	8	0.38%	8,739	6	0.28%
Time deposits	811,247	4,847	2.40%	813,934	4,525	2.25%	790,430	3,513	1.78%
Total interest-bearing deposits	1,143,678	6,200	2.17%	1,115,648	5,665	2.06%	1,078,684	4,292	1.60%
Federal Home Loan Bank advances	30,166	138	1.83%	30,074	134	1.81%	39,782	170	1.71%
Total interest-bearing liabilities	1,173,844	6,338	2.17%	1,145,722	5,799	2.05%	1,118,466	4,462	1.60%
Noninterest-bearing liabilities
Noninterest-bearing demand	326,813			308,071			315,232
Other liabilities	21,441			22,322			9,533
Total noninterest-bearing liabilities	348,254			330,393			324,765
Total liabilities	1,522,098			1,476,115			1,443,231
Total shareholders’ equity	220,486			214,234			149,930
Total liabilities and shareholders’ equity	$1,742,584			$1,690,349			$1,593,161
Net interest income		$17,692			$17,153			$15,882
Net interest spread (3)			3.49%			3.59%			3.63%
Net interest margin (4)			4.17%			4.22%			4.08%
Total deposits	$1,470,491	$6,200	1.69%	$1,423,719	$5,665	1.61%	$1,393,916	$4,292	1.24%
Total funding (5)	$1,500,657	$6,338	1.69%	$1,453,793	$5,799	1.62%	$1,433,698	$4,462	1.25%

(1)	Total loans include both loans held-for-sale and loans held-for-investment, net of deferred loan costs (fees).

(2)	The yield on municipal bonds has not been computed on a tax-equivalent basis.

(3)	Net interest spread is calculated by subtracting average rate on interest-bearing liabilities from average yield on interest-earning assets.

(4)	Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets.

(5)
Total funding is the sum of interest-bearing liabilities and noninterest-bearing deposits. The cost of total funding is calculated as annualized total interest expense divided by average total funding.

PCB Bancorp and Subsidiary
Average Balance, Average Yield, and Average Rate (Unaudited)
($ in thousands)

	Six Months Ended
	6/30/19			6/30/18
	Average Balance	Interest Income/ Expense	Avg. Yield/Rate	Average Balance	Interest Income/ Expense	Avg. Yield/Rate
Assets
Interest-earning assets:
Total loans (1)	$1,360,641	$42,903	6.36%	$1,228,015	$36,050	5.92%
Mortgage-backed securities	86,164	1,108	2.59%	66,591	769	2.33%
Collateralized mortgage obligation	53,962	683	2.55%	51,719	589	2.30%
SBA loan pool securities	21,717	287	2.66%	23,778	278	2.36%
Municipal bonds (2)	5,884	77	2.64%	6,567	81	2.49%
Other interest-earning assets	147,601	1,924	2.63%	120,107	1,205	2.02%
Total interest-earning assets	1,675,969	46,982	5.65%	1,496,777	38,972	5.25%
Noninterest-earning assets:
Cash and cash equivalents	18,509			19,425
Allowance for loan losses	(13,141)			(12,406)
Other assets	35,215			27,105
Total noninterest-earning assets	40,583			34,124
Total assets	$1,716,552			$1,530,901
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Deposits:
NOW and money market accounts	$308,348	2,471	2.54%	$288,680	1,533	1.07%
Savings	8,810	22	2.59%	8,686	12	0.28%
Time deposits	812,583	9,372	5.66%	722,654	5,913	1.65%
Total interest-bearing deposits	1,129,741	11,865	2.12%	1,020,020	7,458	1.47%
Federal Home Loan Bank advances	30,120	272	1.82%	39,890	338	1.71%
Total interest-bearing liabilities	1,159,861	12,137	2.11%	1,059,910	7,796	1.48%
Noninterest-bearing liabilities
Noninterest-bearing demand	317,493			314,450
Other liabilities	21,880			8,962
Total noninterest-bearing liabilities	339,373			323,412
Total liabilities	1,499,234			1,383,322
Total shareholders’ equity	217,318			147,579
Total liabilities and shareholders’ equity	$1,716,552			$1,530,901
Net interest income		$34,845			$31,176
Net interest spread (3)			3.54%			3.77%
Net interest margin (4)			4.19%			4.20%
Total deposits	$1,447,234	$11,865	1.65%	$1,334,470	$7,458	1.13%
Total funding (5)	$1,477,354	$12,137	1.66%	$1,374,360	$7,796	1.14%

(1)	Total loans include both loans held-for-sale and loans held-for-investment, net of deferred loan costs (fees).

(2)	The yield on municipal bonds has not been computed on a tax-equivalent basis.

(3)	Net interest spread is calculated by subtracting average rate on interest-bearing liabilities from average yield on interest-earning assets.

(4)	Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets.

(5)
Total funding is the sum of interest-bearing liabilities and noninterest-bearing deposits. The cost of total funding is calculated as annualized total interest expense divided by average total funding.